Exhibit 99.1

VerifyMe, Inc. Announces Filing of Co-Sponsored
SPAC Registration Statement

Rochester, NY – GlobeNewswire - April X, 2021 – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), a provider of comprehensive brand protection and customer engagement solutions that combine ultra-secure product authentication, track and trace, and customized engagement strategies with industry-leading online retail monitoring capabilities, today announced that that G3 VRM Acquisition Corp., a special purpose acquisition company being co-sponsored by the Company ("G3 VRM Acquisition"), filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in connection with a proposed initial public offering of its units.

The proposed public offering is expected to have a base offering size of $100 million, or up to $115 million if the underwriters' over-allotment option is exercised in full. G3 VRM Acquisition intends to search for a target in the technology industry, specifically within the software, technology-enabled and business services sector, and related sectors.

G3 VRM Acquisition is directly owned by G3 VRM Holdings LLC, a Delaware limited liability company ("G3 VRM Holdings") and the Company is a member of G3 VRM Holdings. Under the current terms of the co-sponsorship arrangement and proposed public offering, the Company will fund half of the expenses of G3 VRM Acquisition until consummation of an initial business combination, the Company has committed to contribute an amount currently expected to be approximately $2,500,000 (or approximately $2,700,000 if the over-allotment option is exercised in full) to G3 VRM Holdings to purchase private placement warrants upon the pricing of the G3 VRM Acquisition intial public offering, and (after allocations for management and independent directors and subject to exercise of the underwriters over-allotment option and other factors) the Company expects to have an approximately 43% indirect pecuniary interest in the founder shares and private placement warrants following the offering.

Maxim Group LLC is acting as sole book-running manager for the offering.

When available, copies of the prospectus related to the proposed initial public offering by G3 VRM Acquisition may be obtained for free by visiting Edgar on the SEC's website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

The Registration Statement relating to the securities of G3 VRM Acquisition has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding the co-sponsorship and proposed initial public offering of G3 VRM Acquisition. The words "believe," "may," “estimate," "continue," "anticipate," "intend," "should," “look forward,” "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the outcome of the proposed initial public offering of G3 VRM Acquisition, the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in VerifyMe's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital